Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent (i) to the inclusion and/or incorporation by reference into this Registration Statement on Form S-3ASR of Talos Energy Inc. of our report dated February 13, 2023, containing information relating to Talos Energy Inc.’s estimated reserves as of December 31, 2022, and (ii) to the reference to our firm in the Registration Statement, including in the prospectus under the heading “Experts”.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By: /s/ Richard B. Talley, Jr.
Richard B. Talley, Jr., P.E.
Chief Executive Officer

Houston, Texas

April 11, 2023